EXHIBIT 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in the Registration Statement of Futura Pictures, Inc. on Form SB-2 Amendment No. 4 of our report dated March 18, 2005 appearing in this filing for the fiscal year ended February 28, 2005 and the period December 10, 2003 (inception) through February 28, 2005 as well as the reference under the caption "Experts".



/s/ Farber Hass Hurley & McEwen, LLP
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Farber Hass Hurley & McEwen, LLP
(formerly Farber & Hass, LLP)

Camarillo, California
January 31, 2006